Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the balance sheet as of July 2, 2010 (capitalization) of General Growth Properties, Inc. (formerly known as New GGP, Inc.) dated July 15, 2010, appearing in Registration Statement No. 333-168111.

/s/ Deloitte & Touche LLP

Chicago, Illinios

November 30, 2010